  As filed with the U.S. Securities and Exchange Commission on February 9, 2001

                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                               RUSSELL CORPORATION
             (Exact name of registrant as specified in its charter)

             ALABAMA                                           63-0180720
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

         755 LEE STREET
     ALEXANDER CITY, ALABAMA                                   35011-0272
(Address of Principal Executive Offices)                       (Zip Code)


                            EXECUTIVE INCENTIVE PLAN
                            (Full title of the plan)

                          ----------------------------

                                FLOYD G. HOFFMAN
                               RUSSELL CORPORATION
                      3330 CUMBERLAND BOULEVARD, SUITE 800
                             ATLANTA, GEORGIA 30339
                     (Name and address of agent for service)



                                 (678) 742-8104
          (Telephone number, including area code, of agent for service)

                                 with a copy to:


                               JOHN K. MOLEN, ESQ.
                         BRADLEY ARANT ROSE & WHITE LLP
                                 2001 PARK PLACE
                                   SUITE 1400
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                            Proposed        Proposed maximum
               Title of securities to                  Amount to be     maximum offering   aggregate offering      Amount of
                    be registered                       registered      price per share *        price *       registration fee
--------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value                        1,500,000 shares        $19.25           $28,875,000      $   7,218.75

================================================================================================================================

* Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), which has been calculated on the basis of the average of the high and low prices reported on February 7, 2001 on the New York Stock Exchange, which price was $19.25 per share.

================================================================================

         This Registration Statement relates to the registration of 1,500,000 additional shares of common stock of Russell Corporation (the "Company"), to be offered pursuant to the Company's Executive Incentive Plan (formerly known as the 1993 Executive Long-Term Incentive Plan)(the "Plan"). The Company has previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on September 30, 1993 (File No. 33-69679) (the "Original Registration Statement") which related to the registration of 2,000,000 shares of the Company's common stock offered pursuant to the Plan, the contents of which Original Registration Statement are incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.  *

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Note 1 to
         Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000 (File No. 0-1790).

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2000 (File No. 0-1790).

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended July 2, 2000 (File No. 0-1790).

         (4) The Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 2000 (File No. 0-1790).

         (5) The description of the common stock of the Registrant appearing in the Registrant's Registration Statement on Form S-4 (Registration Statement No. 33-24735), under the caption "DESCRIPTION OF CAPITAL STOCK - Common Stock," as filed on September 26, 1988 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and appearing in the Registrant's Registration Statement on Form 8-A (Registration Statement No. 001-05822) at Exhibit 1, as filed on October 15, 1999 pursuant to the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Bradley Arant Rose & White LLP, counsel to the Company, has been routinely engaged to perform legal services by the Company since the formation of the Company. As of the date hereof, the partners and associates of the firm of Bradley Arant Rose & White LLP beneficially own approximately 10,000 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act, Article VII of the Bylaws of the Company provides for indemnification of directors, officers and employees in certain instances. The provisions of Article VII provide as follows:

         Article VII. Indemnification of Directors, Officers and Employees.

                  Section 7.1 The corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 7.2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                   Section 7.3 To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 7.1 and 7.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

                  Section 7.4 Any indemnification under sections 7.1 and 7.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 7.1 and 7.2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

                  Section 7.5 Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such claim, action, suit, or proceeding as authorized in the manner provided in section 7.4 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent that it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article VII.

                   Section 7.6 The indemnification provided by this Article VII shall not be deemed exclusive of and shall be in addition to any other rights to which those indemnified may be entitled under any statute, rule of law, provisions of articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 7.7 The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
           Article VII.

           The indemnification provisions of Article VII of the Company's Bylaws are not exclusive and are in addition to any other rights to which the officers and directors may be entitled under any other statute, rule of law, agreement or otherwise. The Company also maintains directors' and officers' liability insurance insuring its directors and officers from certain liabilities and expenses.

           Section 10 of the Company's Restated Articles of Incorporation provides as follows:

           A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article 10 and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article 10. Any repeal or modification of this
           Article 10 by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification.

ITEM 8.  EXHIBITS.

*4(a)    Restated Articles of Incorporation of the Registrant (included as
         Exhibit (3)(a) to Annual Report on Form 10-K for the fiscal year ended
         December 30, 1995).
*4(b) Bylaws of the Registrant (included as Exhibit (3)(c) to Annual Report on Form 10-K for the fiscal year ended
         December 30, 1995).
*4(c)    Rights Agreement dated September 15, 1999 between the Registrant and
         SunTrust Bank, Atlanta, Georgia (included as Exhibit 1 to Form 8-A filed on October 15, 1999 (Registration Statement No. 001-05822)).
*4(d) Certificate of Adoption of Resolutions by Board of Directors of the Registrant dated October 25, 1989 (included as Exhibit (3)(b) to Annual
         Report on Form 10-K for the fiscal year ended December 30, 1995).
*4(e)    1987 Stock Option Plan (included as Exhibit 1 to Registration Statement
         No. 33-24898).
*4(f)    1993 Executive Long-Term Incentive Plan (included as Exhibit (4)(c) to
         Registration Statement No. 33-69679).

*4(g)    1996 Amendment to the 1993 Executive Long-Term Incentive Plan (included as Exhibit (10)(g) to Annual Report on Form 10-K for the fiscal year ended January 3, 1998).
*4(h)    Russell Corporation 1997 Non-Employee Directors' Stock Grant, Stock
         Option and Deferred Compensation Plan, as amended (included as Exhibit
         (10)(f) to Annual Report on Form 10-K for the fiscal year ended January
         2, 1999).
*4(i)    1998 Amendment to the 1993 Executive Long-Term Incentive Plan (included as Annex A to Schedule 14A filed on March 30, 1998).
*4(j)    Russell Corporation Flexible Deferral Plan (included as Exhibit 4(k) to
         Registration Statement No. 333-89765).
*4(k)    Russell Corporation 2000 Stock Option Plan (included as Exhibit 4(k) to
         Registration Statement No. 333-30238).
*4(l)    Russell Corporation 2000 Employee Stock Purchase Plan (included as
         Exhibit 4(k) to Registration Statement No. 333-30236).
5(a)     Opinion of Bradley Arant Rose & White LLP.
23(a)    Consent of Bradley Arant Rose & White LLP (included in Exhibit 5 (a)).
23(b)    Consent of Ernst & Young LLP.
24       Powers of Attorney.

----------------------
* Incorporated by reference.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexander City, State of Alabama, on this 9th day of February, 2001.

                                                     RUSSELL CORPORATION


                                     By:                  *
                                        ----------------------------------------
                                                     John F. Ward
                                           Chairman of the Board, President
                                             and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                            Title                             Date
              ---------                                            -----                             ----
                 *                                  Chairman of the Board, President           February 9, 2001
--------------------------------------------          and Chief Executive Officer
            John F. Ward


                 *                                       Senior Vice President and             February 9, 2001
--------------------------------------------              Chief Financial Officer
          Robert D. Martin                             (Principal Financial Officer)


                 *                               Controller (Principal Accounting Officer)     February 9, 2001
--------------------------------------------
          Larry E. Workman


                 *                                               Director                      February 9, 2001
--------------------------------------------
          Herschel M. Bloom


                 *                                               Director                      February 9, 2001
--------------------------------------------
          Ronald G. Bruno


                 *                                               Director                      February 9, 2001
--------------------------------------------
         Timothy A. Lewis


                 *                                               Director                      February 9, 2001
-------------------------------------------
          C. V. Nalley III


                 *                                               Director                      February 9, 2001
--------------------------------------------
        Margaret M. Porter

                    *                                            Director                      February 9, 2001
--------------------------------------------
          Mary Jane Robertson


                    *                                            Director                      February 9, 2001
--------------------------------------------
           Benjamin Russell


                    *                                            Director                      February 9, 2001
--------------------------------------------
             John R. Thomas


                    *                                            Director                      February 9, 2001
--------------------------------------------
              John A. White


        /s/STEVE R. FOREHAND                                                                   February 9, 2001
--------------------------------------------
            Steve R. Forehand
             Attorney in Fact

* BY STEVE R. FOREHAND,
     ATTORNEY IN FACT

                                INDEX OF EXHIBITS

*4(a)    Restated Articles of Incorporation of the Registrant (included as
         Exhibit (3)(a) to Annual Report on Form 10-K for the fiscal year ended
         December 30, 1995).
*4(b)    Bylaws of the Registrant (included as Exhibit (3)(c) to Annual Report on Form 10-K for the fiscal year ended
         December 30, 1995).
*4(c)    Rights Agreement dated September 15, 1999 between the Registrant and
         SunTrust Bank, Atlanta, Georgia (included as Exhibit 1 to Form 8-A filed on October 15, 1999 (Registration Statement No. 001-05822)).
*4(d)    Certificate of Adoption of Resolutions by Board of Directors of the
         Registrant dated October 25, 1989 (included as Exhibit (3)(b) to Annual
         Report on Form 10-K for the fiscal year ended December 30, 1995).
*4(e)    1987 Stock Option Plan (included as Exhibit 1 to Registration
         Statement No. 33-24898).
*4(f)    1993 Executive Long-Term Incentive Plan (included as Exhibit (4)(c) to
         Registration Statement No. 33-69679).
*4(g)    1996 Amendment to the 1993 Executive Long-Term Incentive Plan (included as Exhibit (10)(g) to Annual Report on Form 10-K for the fiscal year ended January 3, 1998).
*4(h)    Russell Corporation 1997 Non-Employee Directors' Stock Grant, Stock
         Option and Deferred Compensation Plan, as amended (included as Exhibit
         (10)(f) to Annual Report on Form 10-K for the fiscal year ended January
         2, 1999).
*4(i)    1998 Amendment to the 1993 Executive Long-Term Incentive Plan (included as Annex A to Schedule 14A filed on March 30, 1998).
*4(j)    Russell Corporation Flexible Deferral Plan (included as Exhibit 4(k) to
         Registration Statement No. 333-89765).
*4(k)    Russell Corporation 2000 Stock Option Plan (included as Exhibit 4(k) to
         Registration Statement No. 333-30238).
*4(l)    Russell Corporation 2000 Employee Stock Purchase Plan (included as
         Exhibit 4(k) to Registration Statement No. 333-30236).
5(a)     Opinion of Bradley Arant Rose & White LLP.
23(a)    Consent of Bradley Arant Rose & White LLP (included in Exhibit 5 (a)).
23(b)    Consent of Ernst & Young  LLP.
24       Powers of Attorney.

---------------
* Incorporated by reference.